Exhibit 99.1

Tenet Reports Results for the Third Quarter

Ended September 30, 2016

•	Reported a net loss from continuing operations of $9 million or $0.09 per share.

•	Adjusted EBITDA was $570 million and Adjusted diluted earnings per share from continuing operations was $0.16.

•	Same-hospital patient revenue grew 5.3% in the third quarter, driven by 1.4% growth in adjusted admissions and 3.9% growth in revenue per adjusted admission. Hospital segment Adjusted EBITDA totaled $334 million.

•	Ambulatory Care segment revenue increased 9.7% on a same-facility system-wide basis in the third quarter, with cases increasing 4.0% and revenue per case increasing 5.5%. Adjusted EBITDA for the ambulatory segment was $157 million, a 28.7% increase, and representing a margin of 35.0%.

•	Revenue from Conifer Health Solutions increased 14.7% in the third quarter with revenue from third parties increasing 29.9%. Conifer generated $79 million of Adjusted EBITDA in the third quarter, a 29.5% increase, and representing a margin of 19.8%.

•	Net cash provided by operating activities during the first nine months of 2016 was $851 million, a $16 million improvement when compared to $835 million of cash provided by operating activities in the first nine months of 2015. Adjusted Free Cash Flow was $368 million in the first nine months of 2016, a $76 million decline when compared to $444 million in the first nine months of 2015.

•	Updated 2016 Outlook, which includes net income from continuing operations of $9 million to $14 million and Adjusted EBITDA of $600 million to $650 million in the fourth quarter.

DALLAS – October 31, 2016 – Tenet Healthcare Corporation (NYSE:THC) reported a net loss from continuing operations of $9 million in the third quarter of 2016, a $19 million improvement when compared to a $28 million net loss from continuing operations in the third quarter of 2015. Adjusted EBITDA was $570 million in the third quarter of 2016, an increase of $4 million, or 0.7 percent, compared to $566 million in the third quarter of 2015.

“Our focus on high-acuity service lines continues to drive growth in our hospitals and contributed to the 5.3% increase in same-hospital patient revenues this quarter. Adjusted EBITDA in our hospital segment increased by a similar amount after adjusting for acquisitions, divestitures and electronic health record incentives,” said Trevor Fetter, chairman and chief executive officer. “Conifer and USPI delivered another outstanding quarter, and our three business segments continue to work together to enhance our long-term growth.”

Hospital Operations and Other Segment

Net operating revenue in the Hospital Operations and other segment was $4.162 billion, down 0.4 percent from $4.179 billion in the third quarter of 2015 due to hospitals that have been divested since that time. On a same-hospital basis, patient revenue increased to $3.768 billion, up 5.3 percent from $3.577 billion in the third quarter of 2015. The increase was driven by a 1.4 percent increase in adjusted patient admissions and a 3.9 percent increase in net patient revenue per adjusted admission.

Adjusted EBITDA in Tenet’s hospital segment was $334 million, representing a decline of 12.8 percent as compared to $383 million in the third quarter of 2015. The decline was primarily driven by divestitures in 2015 and 2016 and an expected decrease in electronic health record incentives, and was partially offset by acquisitions in 2015. In addition, Tenet’s health plan business lowered EBITDA in the segment by approximately $5 million.

Total hospital segment selected operating expenses, defined as the sum of salaries, wages and benefits, supplies and other operating expenses, increased 3.1 percent on a per adjusted admission basis in the quarter. Approximately one-third of the increase was attributable to an increase in expense at Tenet’s health plans, which was substantially offset by an increase in health plan revenues as a result of additional covered lives in 2016.

Exchanges

Tenet’s same-hospital exchange admissions were 5,465 in the third quarter of 2016, up 16.9 percent from the third quarter of 2015. Same-hospital exchange outpatient visits were 51,015, up 32.0 percent from the third quarter of 2015.

Uncompensated Care

Tenet’s provision for doubtful accounts was $367 million in the third quarter of 2016, representing a ratio of 7.0 percent of revenues before bad debt, as compared to $371 million in the third quarter of 2015, or 7.3 percent of revenues before bad debt. Tenet’s uncompensated care costs, defined as the sum of the provision for doubtful accounts, charity care write-offs and uninsured discounts, was $1.318 billion and $1.303 billion in the third quarters of 2016 and 2015, respectively, including $951 million and $932 million, respectively, of charity care write-offs and uninsured discounts that were offered through Tenet’s Compact with Uninsured Patients. Uncompensated care represented 21.4 percent of revenue before bad debts, uninsured discounts and charity care write-offs in the third quarter of 2016, down from 21.7 percent in the third quarter of 2015. Nearly all of Tenet’s uncompensated care is associated with the Hospital Operations and other segment.

Uninsured plus charity admissions increased by 985 admissions, or 10.5 percent on a same-hospital basis in the third quarter of 2016 compared to the third quarter of 2015. Uninsured plus charity outpatient visits decreased by 3,733 visits, or 2.8 percent, on a same-hospital basis.

Ambulatory Care Segment

During the third quarter of 2016, the Ambulatory segment produced net operating revenue of $448 million, representing an increase of 36.2 percent as compared to $329 million in the third quarter of 2015. In addition, the Ambulatory segment generated Adjusted EBITDA of $157 million, up 28.7 percent from $122 million in the third quarter of 2015

The results of many of the facilities in which the Ambulatory segment has an investment are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures which include revenues and cases of both consolidated and unconsolidated facilities. On a same-facility system-wide basis, revenue in the Ambulatory segment increased 9.7 percent, with cases increasing 4.0 percent and revenue per case increasing 5.5 percent.

Conifer Segment

During the third quarter of 2016, Conifer’s revenue increased 14.7 percent to $398 million, up from $347 million in the third quarter of 2015, and Conifer’s revenue from third party customers increased by 29.9 percent to $239 million. Conifer generated $79 million of Adjusted EBITDA in the third quarter of 2016, up 29.5 percent from $61 million in the third quarter of 2015. Conifer’s results for the third quarter of 2016 included $9 million of annual customer incentives. These incentives may be achieved again in future years, but will not recur at these levels in the fourth quarter of 2016.

Net Income and Earnings Per Share

Tenet reported a net loss from continuing operations of $9 million, or $0.09 per share, in the third quarter of 2016 compared to a net loss of $28 million, or $0.28 per share, in the third quarter of 2015.

After adjusting for certain items which are listed on Table #2, Tenet generated Adjusted net income from continuing operations of $16 million, or $0.16 per diluted share, during the third quarter of 2016, as compared to Adjusted net income from continuing operations of $30 million, or $0.29 per diluted share, in the third quarter of 2015.

A reconciliation of GAAP net income available (loss attributable) to Tenet Healthcare Corporation common shareholders to Adjusted net income from continuing operations and Adjusted diluted earnings per share from continuing operations is contained in Table #2 at the end of this release.

Cash Flow and Liquidity

Cash and cash equivalents were $649 million at September 30, 2016 compared to $656 million at June 30, 2016. The Company had no outstanding borrowings on its $1 billion credit line as of September 30, 2016. Accounts receivable days outstanding were 52.9 at September 30, 2016 compared to 51.1 at June 30, 2016 and 49.5 at December 31, 2015.

Net cash provided by operating activities in the nine months ended September 30, 2016 was $851 million, representing a $16 million improvement compared to $835 million in the comparable period in 2015. After subtracting $614 million and $566 million of capital expenditures in the nine months ended September 30, 2016 and September 30, 2015, respectively, Free Cash Flow was $237 million in the nine months ended September 30, 2016, representing a $32 million decline compared to $269 million in the comparable period in 2015. Adjusted Free Cash Flow was $368 million in the nine months ended September 30, 2016, representing a $76 million decline from $444 million in the comparable period in 2015.

Net cash used in investing activities was $150 million in the nine months ended September 30, 2016 compared to $1.272 billion of net cash used in investing activities in the comparable period in 2015. Net cash used in financing activities was $408 million in the nine months ended September 30, 2016 compared to $694 million of net cash provided by financing activities in the comparable period in 2015.

Reconciliations of net cash provided by operating activities to both Free Cash Flow and Adjusted Free Cash Flow are contained in Table #3 at the end of this release.

Outlook

The Company’s Outlook for 2016 includes:

•	Revenue of $19.650 billion to $19.800 billion,

•	Net loss from continuing operations ranging from a loss of $99 million to a loss of $94 million,

•	Adjusted EBITDA of $2.400 billion to $2.450 billion,

•	Net cash provided by operating activities of $1.2 billion to $1.3 billion,

•	Adjusted Free Cash Flow of $400 million to $600 million,

•	Loss per share from continuing operations ranging from a loss of $1.00 to a loss of $0.95 per basic share, and

•	Adjusted diluted earnings per share from continuing operations of $1.16 to $1.21.

The Outlook for calendar year 2016 assumes equity in earnings of unconsolidated affiliates of $120 million to $130 million, electronic health record incentives of $30 million to $35 million, net income attributable to noncontrolling interests of $340 million to $360 million (excluding an additional $19 million of noncontrolling interests recorded by USPI in the first nine months of 2016 related to gains on consolidation) and an average diluted share count of 101 million.

The Company’s Outlook for the fourth quarter of 2016 includes:

•	Revenue of $4.9 billion to $5.0 billion,

•	Net income from continuing operations of $9 million to $14 million,

•	Adjusted EBITDA of $600 million to $650 million,

•	Earnings per diluted share from continuing operations of $0.09 to $0.14, and

•	Adjusted diluted earnings per share from continuing operations of $0.17 to $0.22.

The Outlook for the fourth quarter assumes equity in earnings of unconsolidated affiliates of approximately $40 million, electronic health record incentives of approximately $10 million, net income attributable to noncontrolling interests of $94 million to $114 million and an average diluted share count of 102 million.

Additional details on Tenet’s Outlook for both the fourth quarter and calendar year 2016 are available in Tables 4 and 5 at the end of this press release and in an accompanying slide presentation that is accessible through the Company’s website at www.tenethealth.com/investors.

Management’s Webcast Discussion of Third Quarter Results

Tenet management will discuss the Company’s third quarter 2016 results on a webcast scheduled for 10:00 a.m. EDT (9:00 a.m. CDT) on November 1, 2016. Investors can access the webcast through Tenet’s website at www.tenethealth.com/investors. A set of slides, which will be referred to on the conference call, is available on the Quarterly Results section of the Company’s website.

Additional information regarding Tenet’s quarterly results of operations is contained in its Form 10-Q report for the three months ended September 30, 2016, which will be filed with the Securities and Exchange Commission and posted on the Tenet website before the webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA, Adjusted net income from continuing operations, Adjusted diluted earnings per share from continuing operations, Free Cash Flow and Adjusted Free Cash Flow. Reconciliations of these measures to the most comparable GAAP measure are contained in the tables at the end of this release.

Tenet Healthcare Corporation is a diversified healthcare services company with 130,000 employees united around a common mission: to help people live happier, healthier lives. Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International, the Company operates 79 general acute care hospitals, 20 short-stay surgical hospitals and approximately 470 outpatient centers in the United States, as well as nine facilities in the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks, physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the Company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

###

Corporate Communications Charles Nicolas 469-893-2640 mediarelations@tenethealth.com	Investor Relations Brendan Strong 469-893-6992 investorrelations@tenethealth.com

This release contains “forward-looking statements” – that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2015, Form 10-Q for the quarterly period ended September 30, 2016 and other filings with the Securities and Exchange Commission. Among other things, these factors include adverse regulatory developments, government investigations or litigation.

Tenet uses its Company website to provide important information to investors about the Company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended September 30,
	2016	%	2015	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$5,216		$5,063		3.0%
Less: Provision for doubtful accounts	367		371		(1.1)%

Net operating revenues	4,849	100.0%	4,692	100.0%	3.3%
Equity in earnings of unconsolidated affiliates	31	0.6%	28	0.6%	10.7%
Operating expenses:
Salaries, wages and benefits	2,314	47.7%	2,258	48.2%	2.5%
Supplies	767	15.8%	752	16.0%	2.0%
Other operating expenses, net	1,231	25.4%	1,151	24.5%	7.0%
Electronic health record incentives	(2)	—%	(7)	(0.1)%	(71.4)%
Depreciation and amortization	205	4.2%	185	3.9%
Impairment and restructuring charges, and acquisition-related costs	31	0.6%	44	0.9%
Litigation and investigation costs	4	0.1%	50	1.1%
Gains on sales, consolidation and deconsolidation of facilities	(3)	(0.1)%	—	—%

Operating income	333	6.9%	287	6.1%
Interest expense	(243)		(248)
Investment earnings (losses)	(1)		1

Net income from continuing operations, before income taxes	89		40
Income tax expense	(10)		(11)

Net income from continuing operations, before discontinued operations	79		29
Discontinued operations:
Income (loss) from operations	2		(1)
Income tax expense	(1)		—

Net income (loss) from discontinued operations	1		(1)

Net income	80		28
Less: Net income attributable to noncontrolling interests	88		57

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(8)		$(29)

Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Net loss from continuing operations, net of tax	$(9)		$(28)
Net income (loss) from discontinued operations, net of tax	1		(1)

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(8)		$(29)

Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.09)		$(0.28)
Discontinued operations	0.01		(0.01)

	$(0.08)		$(0.29)

Diluted
Continuing operations	$(0.09)		$(0.28)
Discontinued operations	0.01		(0.01)

	$(0.08)		$(0.29)

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	99,523		99,537
Diluted*	99,523		99,537

*	Had we generated income from continuing operations in the three months ended September 30, 2016 and 2015 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 1,455 shares and 2,500 shares, respectively.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in millions except per share amounts)	Nine Months Ended September 30,
	2016	%	2015	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$15,856		$14,694		7.9%
Less: Provision for doubtful accounts	1,095		1,086		0.8%

Net operating revenues	14,761	100.0%	13,608	100.0%	8.5%
Equity in earnings of unconsolidated affiliates	85	0.6%	48	0.4%	77.1%
Operating expenses:
Salaries, wages and benefits	7,032	47.6%	6,568	48.3%	7.1%
Supplies	2,351	15.9%	2,146	15.8%	9.6%
Other operating expenses, net	3,686	25.0%	3,325	24.4%	10.9%
Electronic health record incentives	(23)	(0.2)%	(46)	(0.3)%	(50.0)%
Depreciation and amortization	632	4.3%	589	4.3%
Impairment and restructuring charges, and acquisition-related costs	81	0.6%	266	2.0%
Litigation and investigation costs	291	2.0%	67	0.5%
Gains on sales, consolidation and deconsolidation of facilities	(151)	(1.0)%	—	—%

Operating income	947	6.4%	741	5.4%
Interest expense	(730)		(664)
Investment earnings (losses)	2		—

Net income from continuing operations, before income taxes	219		77
Income tax expense	(61)		—

Net income from continuing operations, before discontinued operations	158		77
Discontinued operations:
Loss from operations	(5)		(1)
Income tax expense	—		—

Net loss from discontinued operations	(5)		(1)

Net income	153		76
Less: Net income attributable to noncontrolling interests	266		119

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(113)		$(43)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Net loss from continuing operations, net of tax	$(108)		$(42)
Net loss from discontinued operations, net of tax	(5)		(1)

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(113)		$(43)

Net loss per share attributable to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(1.09)		$(0.42)
Discontinued operations	(0.05)		(0.01)

	$(1.14)		$(0.43)

Diluted
Continuing operations	$(1.09)		$(0.42)
Discontinued operations	(0.05)		(0.01)

	$(1.14)		$(0.43)

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	99,210		99,160
Diluted*	99,210		99,160

*	Had we generated income from continuing operations in the nine months ended September 30, 2016 and 2015 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 1,470 shares and 2,449 shares, respectively.

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(Dollars in millions)	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$649	$356
Accounts receivable, less allowance for doubtful accounts	2,786	2,704
Inventories of supplies, at cost	322	309
Income tax receivable	11	7
Assets held for sale	17	550
Other current assets	1,331	1,245

Total current assets	5,116	5,171
Investments and other assets	1,324	1,175
Deferred income taxes	840	776
Property and equipment, at cost, less accumulated depreciation and amortization	7,965	7,915
Goodwill	7,376	6,970
Other intangible assets, at cost, less accumulated amortization	1,853	1,675

Total assets	$24,474	$23,682

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$184	$127
Accounts payable	1,228	1,380
Accrued compensation and benefits	809	880
Professional and general liability reserves	185	177
Accrued interest payable	308	205
Liabilities held for sale	13	101
Accrued legal settlement costs	527	294
Other current liabilities	1,293	1,144

Total current liabilities	4,547	4,308
Long-term debt, net of current portion	14,323	14,383
Professional and general liability reserves	620	578
Defined benefit plan obligations	586	595
Deferred income taxes	320	37
Other long-term liabilities	606	557

Total liabilities	21,002	20,458
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,307	2,266
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,801	4,815
Accumulated other comprehensive loss	(200)	(164)
Accumulated deficit	(1,663)	(1,550)
Common stock in treasury, at cost	(2,417)	(2,417)

Total shareholders’ equity	528	691
Noncontrolling interests	637	267

Total equity	1,165	958

Total liabilities and equity	$24,474	$23,682

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Nine Months Ended
(Dollars in millions)	September 30,
	2016	2015
Net Income	$153	$76
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	632	589
Provision for doubtful accounts	1,095	1,086
Deferred income tax expense (benefit)	32	(10)
Stock-based compensation expense	51	50
Impairment and restructuring charges, and acquisition-related costs	81	266
Litigation and investigation costs	291	67
Gains on sales, consolidation and deconsolidation of facilities	(151)	—
Equity in earnings of unconsolidated affiliates, net of distributions received	2	(48)
Amortization of debt discount and debt issuance costs	33	32
Pre-tax loss from discontinued operations	5	1
Other items, net	(3)	22
Changes in cash from operating assets and liabilities:
Accounts receivable	(1,156)	(1,124)
Inventories and other current assets	(95)	(62)
Income taxes	(1)	(5)
Accounts payable, accrued expenses and other current liabilities	(35)	39
Other long-term liabilities	48	31
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(132)	(157)
Net cash provided by (used in) operating activities from discontinued operations, excluding income taxes	1	(18)

Net cash provided by operating activities	851	835
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(614)	(566)
Purchases of businesses or joint venture interests, net of cash acquired	(96)	(720)
Proceeds from sales of facilities and other assets	573	28
Proceeds from sales of marketable securities, long-term investments and other assets	36	18
Purchases of equity investments	(37)	(18)
Other long-term assets	(15)	(6)
Other items, net	3	(8)

Net cash used in investing activities	(150)	(1,272)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(1,195)	(1,880)
Proceeds from borrowings under credit facility	1,195	1,770
Repayments of other borrowings	(112)	(2,011)
Proceeds from other borrowings	4	3,208
Debt issuance costs	(1)	(76)
Distributions paid to noncontrolling interests	(151)	(65)
Proceeds from sale of noncontrolling interests	19	4
Purchase of noncontrolling interests	(180)	(254)
Proceeds from exercise of stock options	4	15
Other items, net	9	(17)

Net cash provided by (used in) financing activities	(408)	694

Net increase in cash and cash equivalents	293	257
Cash and cash equivalents at beginning of period	356	193

Cash and cash equivalents at end of period	$649	$450

Supplemental disclosures:
Interest paid, net of capitalized interest	$(596)	$(519)
Income tax payments, net	$(33)	$(6)

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission, per adjusted admission	Three Months Ended September 30,				Nine Months Ended September 30,
and per visit amounts)	2016	2015	Change		2016	2015	Change
Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	75	83	(8	) *	75	83	(8	) *
Total admissions	194,342	201,870	(3.7)%		600,039	612,111	(2.0)%
Adjusted patient admissions	345,207	352,352	(2.0)%		1,050,839	1,050,594	—%
Paying admissions (excludes charity and uninsured)	183,042	190,548	(3.9)%		568,017	579,304	(1.9)%
Charity and uninsured admissions	11,300	11,322	(0.2)%		32,022	32,807	(2.4)%
Admissions through emergency department	120,447	126,050	(4.4)%		378,786	388,164	(2.4)%
Paying admissions as a percentage of total admissions	94.2%	94.4%	(0.2	)% *	94.7%	94.6%	0.1	% *
Charity and uninsured admissions as a percentage of total admissions	5.8%	5.6%	0.2	% *	5.3%	5.4%	(0.1	)% *
Emergency department admissions as a percentage of total admissions	62.0%	62.4%	(0.4	)% *	63.1%	63.4%	(0.3	)% *
Surgeries — inpatient	54,701	55,977	(2.3)%		164,835	164,969	(0.1)%
Surgeries — outpatient	72,646	73,960	(1.8)%		225,296	213,894	5.3%
Total surgeries	127,346	129,937	(2.0)%		390,131	378,863	3.0%
Patient days — total	894,323	927,964	(3.6)%		2,802,150	2,833,716	(1.1)%
Adjusted patient days	1,567,894	1,601,494	(2.1)%		4,851,535	4,809,669	0.9%
Average length of stay (days)	4.60	4.60	—%		4.67	4.63	0.9%
Licensed beds (at end of period)	20,340	21,527	(5.5)%		20,340	21,527	(5.5)%
Average licensed beds	20,367	21,122	(3.6)%		20,757	20,924	(0.8)%
Utilization of licensed beds	47.7%	47.8%	(0.1	)% *	49.3%	49.6%	(0.3	)% *
Outpatient Visits
Total visits	2,009,019	2,076,524	(3.3)%		6,193,924	6,134,134	1.0%
Paying visits (excludes charity and uninsured)	1,862,046	1,904,467	(2.2)%		5,742,955	5,645,246	1.7%
Charity and uninsured visits	146,973	172,057	(14.6)%		450,969	488,888	(7.8)%
Emergency department visits	707,713	747,993	(5.4)%		2,213,321	2,232,477	(0.9)%
Paying visits as a percentage of total visits	92.7%	91.7%	1.0	% *	92.7%	92.0%	0.7	% *
Charity and uninsured visits as a percentage of total visits	7.3%	8.3%	(1.0	)% *	7.3%	8.0%	(0.7	)% *
Revenues
Net inpatient revenues	$2,644	$2,603	1.6%		$8,013	$7,917	1.2%
Net outpatient revenues	$1,417	$1,515	(6.5)%		$4,391	$4,411	(0.5)%
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$13,605	$12,894	5.5%		$13,354	$12,934	3.2%
Net inpatient revenue per patient day	$2,956	$2,805	5.4%		$2,860	$2,794	2.4%
Net outpatient revenue per visit	$705	$730	(3.4)%		$709	$719	(1.4)%
Net patient revenue per adjusted patient admission	$11,764	$11,688	0.7%		$11,804	$11,734	0.6%
Net patient revenue per adjusted patient day	$2,590	$2,571	0.7%		$2,557	$2,563	(0.2)%
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission	$10,666	$10,348	3.1%		$10,621	$10,315	3.0%
Net Patient Revenues from:
Medicare	19.9%	19.8%	0.1	% *	20.5%	20.8%	(0.3	)% *
Medicaid	8.4%	8.8%	(0.4	)% *	8.2%	8.9%	(0.7	)% *
Managed care	64.0%	61.1%	2.9	% *	61.5%	60.2%	1.3	% *
Indemnity, self-pay and other	7.7%	10.3%	(2.6	)% *	9.8%	10.1%	(0.3	)% *

(1)	Represents the consolidated results of Tenet’s Hospital Operations and other segment.
*	This change is the difference between the 2016 and 2015 amounts shown

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission, per adjusted admission	Three Months Ended September 30,				Nine Months Ended September 30,
and per visit amounts)	2016	2015	Change		2016	2015	Change
Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	67	67	—	*	67	67	—	*
Total admissions	177,626	176,885	0.4%		539,830	541,167	(0.2)%
Adjusted patient admissions	310,253	305,916	1.4%		935,412	922,603	1.4%
Paying admissions (excludes charity and uninsured)	167,219	167,463	(0.1)%		511,222	513,875	(0.5)%
Charity and uninsured admissions	10,407	9,422	10.5%		28,608	27,292	4.8%
Admissions through emergency department	110,539	110,235	0.3%		341,111	342,302	(0.3)%
Paying admissions as a percentage of total admissions	94.1%	94.7%	(0.6	)% *	94.7%	95.0%	(0.3	)% *
Charity and uninsured admissions as a percentage of total admissions	5.9%	5.3%	0.6	% *	5.3%	5.0%	0.3	% *
Emergency department admissions as a percentage of total admissions	62.2%	62.3%	(0.1	)% *	63.2%	63.3%	(0.1	)% *
Surgeries — inpatient	49,608	49,527	0.2%		147,377	147,113	0.2%
Surgeries — outpatient	62,571	64,985	(3.7)%		192,248	189,886	1.2%
Total surgeries	112,179	114,512	(2.0)%		339,625	336,999	0.8%
Patient days — total	803,553	804,181	(0.1)%		2,471,353	2,482,989	(0.5)%
Adjusted patient days	1,390,214	1,374,619	1.1%		4,241,280	4,187,429	1.3%
Average length of stay (days)	4.52	4.55	(0.7)%		4.58	4.59	(0.2)%
Licensed beds (at end of period)	18,104	18,201	(0.5)%		18,104	18,201	(0.5)%
Average licensed beds	18,131	18,233	(0.6)%		18,138	18,240	(0.6)%
Utilization of licensed beds	48.2%	47.9%	0.3	% *	49.9%	49.9%	—	% *
Outpatient Visits
Total visits	1,805,800	1,792,264	0.8%		5,491,057	5,370,525	2.2%
Paying visits (excludes charity and uninsured)	1,676,686	1,659,417	1.0%		5,112,745	4,990,102	2.5%
Charity and uninsured visits	129,114	132,847	(2.8)%		378,312	380,423	(0.6)%
Emergency department visits	628,234	624,871	0.5%		1,939,686	1,894,201	2.4%
Paying visits as a percentage of total visits	92.9%	92.6%	0.3	% *	93.1%	92.9%	0.2	% *
Charity and uninsured visits as a percentage of total visits	7.1%	7.4%	(0.3	)% *	6.9%	7.1%	(0.2	)% *
Revenues
Net inpatient revenues	$2,435	$2,289	6.4%		$7,334	$6,976	5.1%
Net outpatient revenues	$1,333	$1,288	3.5%		$4,007	$3,795	5.6%
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$13,709	$12,941	5.9%		$13,586	$12,891	5.4%
Net inpatient revenue per patient day	$3,030	$2,846	6.5%		$2,968	$2,810	5.6%
Net outpatient revenue per visit	$738	$719	2.6%		$730	$707	3.3%
Net patient revenue per adjusted patient admission	$12,145	$11,693	3.9%		$12,124	$11,675	3.8%
Net patient revenue per adjusted patient day	$2,710	$2,602	4.2%		$2,674	$2,572	4.0%
Net Patient Revenues from:
Medicare	19.7%	20.2%	(0.5	)% *	20.2%	21.0%	(0.8	)% *
Medicaid	8.5%	8.8%	(0.3	)% *	8.3%	8.8%	(0.5	)% *
Managed care	62.1%	61.6%	0.5	% *	61.8%	60.8%	1.0	% *
Indemnity, self-pay and other	10.1%	9.3%	0.8	% *	9.7%	9.4%	0.3	% *

(1)	Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 67 hospitals operated throughout the nine months ended September 30, 2016 and 2015, associated outpatient facilities and excludes the results of eight hospitals that Tenet acquired, as well as hospitals that Tenet divested, since January 1, 2015.
*	This change is the difference between the 2016 and 2015 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended			Nine Months Ended
	3/31/2016	6/30/2016	9/30/2016	9/30/2016
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$5,420	$5,220	$5,216	$15,856
Less: Provision for doubtful accounts	376	352	367	1,095

Net operating revenues	5,044	4,868	4,849	14,761
Equity in earnings of unconsolidated affiliates	24	30	31	85
Operating expenses:
Salaries, wages and benefits	2,402	2,316	2,314	7,032
Supplies	811	773	767	2,351
Other operating expenses, net	1,242	1,213	1,231	3,686
Electronic health record incentives	—	(21)	(2)	(23)
Depreciation and amortization	212	215	205	632
Impairment and restructuring charges, and acquisition-related costs	28	22	31	81
Litigation and investigation costs	173	114	4	291
Gains on sales, consolidation and deconsolidation of facilities	(147)	(1)	(3)	(151)

Operating income	347	267	333	947
Interest expense	(243)	(244)	(243)	(730)
Investment earnings (losses)	1	2	(1)	2

Net income from continuing operations, before income taxes	105	25	89	219
Income tax benefit (expense)	(67)	16	(10)	(61)

Net income from continuing operations, before discontinued operations	38	41	79	158
Discontinued operations:
Income (loss) from operations	(5)	(2)	2	(5)
Income tax benefit (expense)	1	—	(1)	—

Net Income (loss) from discontinued operations	(4)	(2)	1	(5)

Net income	34	39	80	153
Less: Net income attributable to noncontrolling interests	93	85	88	266

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(59)	$(46)	$(8)	$(113)

Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Net loss from continuing operations, net of tax	$(55)	$(44)	$(9)	$(108)
Net income (loss) from discontinued operations, net of tax	(4)	(2)	1	(5)

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(59)	$(46)	$(8)	$(113)

Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.56)	$(0.44)	$(0.09)	$(1.09)
Discontinued operations	(0.04)	(0.02)	0.01	(0.05)

	$(0.60)	$(0.46)	$(0.08)	$(1.14)

Diluted
Continuing operations	$(0.56)	$(0.44)	$(0.09)	$(1.09)
Discontinued operations	(0.04)	(0.02)	0.01	(0.05)

	$(0.60)	$(0.46)	$(0.08)	$(1.14)

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	98,768	99,341	99,523	99,210
Diluted	98,768	99,341	99,523	99,210

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission, per adjusted admission	Three Months Ended			Nine Months Ended
and per visit amounts)	3/31/2016	6/30/2016	9/30/2016	9/30/2016
Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	80	75	75	75
Total admissions	211,799	193,898	194,342	600,039
Adjusted patient admissions	362,819	342,813	345,207	1,050,839
Paying admissions (excludes charity and uninsured)	201,436	183,539	183,042	568,017
Charity and uninsured admissions	10,363	10,359	11,300	32,022
Admissions through emergency department	136,056	122,283	120,447	378,786
Paying admissions as a percentage of total admissions	95.1%	94.7%	94.2%	94.7%
Charity and uninsured admissions as a percentage of total admissions	4.9%	5.3%	5.8%	5.3%
Emergency department admissions as a percentage of total admissions	64.2%	63.1%	62.0%	63.1%
Surgeries — inpatient	55,755	54,379	54,701	164,835
Surgeries — outpatient	76,829	75,821	72,646	225,296
Total surgeries	132,584	130,201	127,346	390,131
Patient days — total	1,010,514	897,313	894,323	2,802,150
Adjusted patient days	1,714,369	1,569,272	1,567,894	4,851,535
Average length of stay (days)	4.77	4.63	4.60	4.67
Licensed beds (at end of period)	21,529	20,380	20,340	20,340
Average licensed beds	21,524	20,380	20,367	20,757
Utilization of licensed beds	51.6%	48.4%	47.7%	49.3%
Outpatient Visits
Total visits	2,146,618	2,038,287	2,009,019	6,193,924
Paying visits (excludes charity and uninsured)	1,984,515	1,896,394	1,862,046	5,742,955
Charity and uninsured visits	162,103	141,893	146,973	450,969
Emergency department visits	789,916	715,692	707,713	2,213,321
Paying visits as a percentage of total visits	92.4%	93.0%	92.7%	92.7%
Charity and uninsured visits as a percentage of total visits	7.6%	7.0%	7.3%	7.3%
Revenues
Net inpatient revenues	$2,781	$2,588	$2,644	$8,013
Net outpatient revenues	$1,514	$1,460	$1,417	$4,391
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$13,130	$13,347	$13,605	$13,354
Net inpatient revenue per patient day	$2,752	$2,884	$2,956	$2,860
Net outpatient revenue per visit	$705	$716	$705	$709
Net patient revenue per adjusted patient admission	$11,838	$11,808	$11,764	$11,804
Net patient revenue per adjusted patient day	$2,505	$2,580	$2,590	$2,557
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission	$10,537	$10,668	$10,666	$10,621
Net Patient Revenues from:
Medicare	20.0%	21.7%	19.9%	20.5%
Medicaid	8.7%	7.4%	8.4%	8.2%
Managed care	61.1%	59.4%	64.0%	61.5%
Indemnity, self-pay and other	10.2%	11.5%	7.7%	9.8%

(1)	Represents the consolidated results of Tenet’s Hospital Operations and other segment.

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission, per adjusted admission	Three Months Ended			Nine Months Ended
and per visit amounts)	3/31/2016	6/30/2016	9/30/2016	9/30/2016
Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	67	67	67	67
Total admissions	185,053	177,151	177,626	539,830
Adjusted patient admissions	315,787	309,372	310,253	935,412
Paying admissions (excludes charity and uninsured)	176,286	167,717	167,219	511,222
Charity and uninsured admissions	8,767	9,434	10,407	28,608
Admissions through emergency department	118,578	111,994	110,539	341,111
Paying admissions as a percentage of total admissions	95.3%	94.7%	94.1%	94.7%
Charity and uninsured admissions as a percentage of total admissions	4.7%	5.3%	5.9%	5.3%
Emergency department admissions as a percentage of total admissions	64.1%	63.2%	62.2%	63.2%
Surgeries — inpatient	48,547	49,222	49,608	147,377
Surgeries — outpatient	63,999	65,678	62,571	192,248
Total surgeries	112,546	114,900	112,179	339,625
Patient days — total	862,138	805,662	803,553	2,471,353
Adjusted patient days	1,456,580	1,394,486	1,390,214	4,241,280
Average length of stay (days)	4.66	4.55	4.52	4.58
Licensed beds (at end of period)	18,144	18,144	18,104	18,104
Average licensed beds	18,139	18,144	18,131	18,138
Utilization of licensed beds	52.8%	48.8%	48.2%	49.9%
Outpatient Visits
Total visits	1,854,735	1,830,522	1,805,800	5,491,057
Paying visits (excludes charity and uninsured)	1,728,684	1,707,375	1,676,686	5,112,745
Charity and uninsured visits	126,051	123,147	129,114	378,312
Emergency department visits	670,678	640,774	628,234	1,939,686
Paying visits as a percentage of total visits	93.2%	93.3%	92.9%	93.1%
Charity and uninsured visits as a percentage of total visits	6.8%	6.7%	7.1%	6.9%
Revenues
Net inpatient revenues	$2,499	$2,400	$2,435	$7,334
Net outpatient revenues	$1,331	$1,343	$1,333	$4,007
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$13,504	$13,548	$13,709	$13,586
Net inpatient revenue per patient day	$2,899	$2,979	$3,030	$2,968
Net outpatient revenue per visit	$718	$734	$738	$730
Net patient revenue per adjusted patient admission	$12,128	$12,099	$12,145	$12,124
Net patient revenue per adjusted patient day	$2,629	$2,684	$2,710	$2,674
Net Patient Revenues from:
Medicare	20.6%	20.1%	19.7%	20.2%
Medicaid	8.5%	7.8%	8.5%	8.3%
Managed care	61.5%	62.1%	61.7%	61.8%
Indemnity, self-pay and other	9.4%	10.0%	10.1%	9.7%

(1)	Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 67 hospitals operated throughout the nine months ended September 30, 2016 and 2015, associated outpatient facilities and excludes the results of eight hospitals that Tenet acquired, as well as hospitals that Tenet divested, since January 1, 2015.

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission, per adjusted admission	Three Months Ended				Year Ended
and per visit amounts)	03/31/15	06/30/15	9/30/2015	12/31/2015	12/31/2015
Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	67	67	67	67	67
Total admissions	185,147	179,135	176,885	176,051	717,218
Adjusted patient admissions	308,729	307,958	305,916	305,436	1,228,039
Paying admissions (excludes charity and uninsured)	176,023	170,389	167,463	166,962	680,837
Charity and uninsured admissions	9,124	8,746	9,422	9,089	36,381
Admissions through emergency department	118,326	113,741	110,235	110,291	452,593
Paying admissions as a percentage of total admissions	95.1%	95.1%	94.7%	94.8%	94.9%
Charity and uninsured admissions as a percentage of total admissions	4.9%	4.9%	5.3%	5.2%	5.1%
Emergency department admissions as a percentage of total admissions	63.9%	63.5%	62.3%	62.6%	63.1%
Surgeries — inpatient	48,295	49,291	49,527	49,239	196,352
Surgeries — outpatient	60,494	64,407	64,985	65,046	254,932
Total surgeries	108,789	113,698	114,512	114,285	451,284
Patient days — total	860,927	817,881	804,181	803,037	3,286,026
Adjusted patient days	1,421,505	1,391,305	1,374,619	1,379,612	5,567,041
Average length of stay (days)	4.65	4.57	4.55	4.56	4.58
Licensed beds (at end of period)	18,244	18,244	18,201	18,130	18,130
Average licensed beds	18,241	18,244	18,233	18,154	18,217
Utilization of licensed beds	52.4%	49.3%	47.9%	48.1%	49.4%
Outpatient Visits
Total visits	1,762,868	1,815,393	1,792,264	1,806,125	7,176,650
Paying visits (excludes charity and uninsured)	1,639,131	1,691,554	1,659,417	1,680,609	6,670,711
Charity and uninsured visits	123,737	123,839	132,847	125,516	505,939
Emergency department visits	636,860	632,470	624,871	626,280	2,520,481
Paying visits as a percentage of total visits	93.0%	93.2%	92.6%	93.1%	93.0%
Charity and uninsured visits as a percentage of total visits	7.0%	6.8%	7.4%	6.9%	7.0%
Revenues
Net inpatient revenues	$2,382	$2,305	$2,289	$2,358	$9,334
Net outpatient revenues	$1,226	$1,281	$1,288	$1,308	$5,103
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$12,865	$12,867	$12,941	$13,394	$13,014
Net inpatient revenue per patient day	$2,767	$2,818	$2,846	$2,936	$2,841
Net outpatient revenue per visit	$695	$706	$719	$724	$711
Net patient revenue per adjusted patient admission	$11,687	$11,644	$11,693	$12,003	$11,756
Net patient revenue per adjusted patient day	$2,538	$2,577	$2,602	$2,657	$2,593
Net Patient Revenues from:
Medicare	21.9%	20.7%	20.2%	19.9%	20.7%
Medicaid	9.4%	8.3%	8.8%	8.3%	8.7%
Managed care	59.1%	61.6%	61.7%	61.8%	61.1%
Indemnity, self-pay and other	9.6%	9.4%	9.3%	10.0%	9.5%

(1)	Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 67 hospitals operated throughout the nine months ended September 30, 2016 and 2015, associated outpatient facilities and excludes the results of eight hospitals that Tenet acquired, as well as hospitals that Tenet divested, since January 1, 2015.

TENET HEALTHCARE CORPORATION

SEGMENT REPORTING

(Unaudited)

			September 30,	December 31,
			2016	2015
Assets
Hospital Operations and other			$17,627	$17,353
Ambulatory Care			5,729	5,159
Conifer			1,118	1,170

Total			$24,474	$23,682

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Capital expenditures:
Hospital Operations and other	$182	$194	$557	$536
Ambulatory Care	14	7	42	14
Conifer	5	6	15	16

Total	$201	$207	$614	$566

Net operating revenues:
Hospital Operations and other	$4,162	$4,179	$12,761	$12,505
Ambulatory Care	448	329	1,319	562
Conifer
Tenet	159	163	488	488
Other customers	239	184	681	541

Total Conifer revenues	398	347	1,169	1,029

Intercompany eliminations	(159)	(163)	(488)	(488)

Total	$4,849	$4,692	$14,761	$13,608

Equity in earnings of unconsolidated affiliates:
Hospital Operations and other	$3	$(2)	$6	$12
Ambulatory Care	28	30	79	36

Total	$31	$28	$85	$48

Adjusted EBITDA:
Hospital Operations and other	$334	$383	$1,163	$1,259
Ambulatory Care	157	122	432	200
Conifer	79	61	205	204

Total	$570	$566	$1,800	$1,663

Depreciation and amortization:
Hospital Operations and other	$170	$156	$525	$525
Ambulatory Care	22	17	69	28
Conifer	13	12	38	36

Total	$205	$185	$632	$589

TENET HEALTHCARE CORPORATION

STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT

(Unaudited)

(Dollars in millions)	Three Months Ended September 30,
	2016		2015
	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$457	$507	$335	$556
Less: Provision for doubtful accounts	(9)	(13)	(6)	(14)

Net operating revenues(1)	448	494	329	542
Equity in earnings of unconsolidated affiliates(2)	28	—	30	—
Operating expenses:
Salaries, wages and benefits	144	119	106	132
Supplies	89	124	64	138
Other operating expenses, net	86	99	67	117
Depreciation and amortization	22	16	17	20
Impairment and restructuring charges, and acquisition-related costs	5	—	2	—
(Gains) loss on sales, consolidation and deconsolidation of facilities	(3)	3	—	—

Operating income	133	133	103	135
Interest expense	(35)	(6)	(34)	(7)
Other	—	5	—	(2)

Net income from continuing operations, before income taxes	98	132	69	126
Income tax expense	(18)	(2)	(14)	(2)

Net income	$80	$130	$55	$124

Less: Net income attributable to noncontrolling interests(3)	69		51

Net income attributable to Tenet Healthcare Corporation common shareholders	$11		$4

Equity in earnings of unconsolidated affiliates		$28		$30

(1)	On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 9.7% during the three months ended September 30, 2016, with cases increasing 4.0% and revenue per case increasing 5.5%.
(2)	At September 30, 2016, 114 of the 330 facilities in the Company’s newly formed Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 212 facilities and account for these investments as consolidated subsidiaries.
(3)	During the three months ended September 30, 2016, the Company recorded $1 million of noncontrolling interests expense related to a $3 million gain on the consolidation of facilities (the gain is not included in Adjusted EBITDA).

TENET HEALTHCARE CORPORATION

STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT

INCLUDING PRO FORMA USPI AND ASPEN FOR ALL PERIODS

(Unaudited)

	Nine Months Ended September 30,
	2016		2015
	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$1,346	$1,491	$962	$1,576
Less: Provision for doubtful accounts	(27)	(41)	(16)	(40)

Net operating revenues(1)	1,319	1,450	946	1,536
Equity in earnings of unconsolidated affiliates(2)	79	—	79	—
Operating expenses:
Salaries, wages and benefits	437	353	308	379
Supplies	266	375	174	394
Other operating expenses, net	263	303	212	337
Depreciation and amortization	69	51	46	60
Impairment and restructuring charges, and acquisition-related costs	9	1	2	3
(Gains) loss on sales, consolidation and deconsolidation of facilities	(33)	3	—	—

Operating income	387	364	283	363
Interest expense	(105)	(18)	(102)	(21)
Other	—	6	—	(2)

Net income from continuing operations, before income taxes	282	352	181	340
Income tax expense	(37)	(5)	(36)	(5)

Net Income	$245	$347	$145	$335

Less: Net income attributable to noncontrolling interests(3)	204		126

Net income attributable to Tenet Healthcare Corporation common shareholders	$41		$19

Equity in earnings of unconsolidated affiliates		$79		$79

(1)	On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 10.9% during the nine months ended September 30, 2016, with cases increasing 6.0% and revenue per case increasing 4.6%.
(2)	At September 30, 2016, 114 of the 330 facilities in the Company’s newly formed Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 212 facilities and account for these investments as consolidated subsidiaries.
(3)	During the nine months ended September 30, 2016, the Company recorded $19 million of noncontrolling interests expense related to a $33 million gain on the consolidation of facilities (the gain is not included in Adjusted EBITDA) and an associated $7 million income tax benefit.

Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, (2) net loss (income) attributable to noncontrolling interests, (3) income (loss) from discontinued operations, (4) income tax benefit (expense), (5) investment earnings (losses), (6) gain (loss) from early extinguishment of debt, (7) interest expense, (8) litigation and investigation (costs) benefit, net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, and (11) depreciation and amortization. Litigation and investigation costs do not include ordinary course of business malpractice and other litigation and related expense.

Adjusted net income from continuing operations, a non-GAAP measure, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) impairment and restructuring charges, and acquisition-related costs, (2) litigation and investigation costs, (3) gains on sales, consolidation and deconsolidation of facilities, (4) the associated impact of these three items on taxes and noncontrolling interests, and (5) net income (loss) from discontinued operations. Adjusted diluted earnings per share from continuing operations, a non-GAAP term, is defined by the Company as Adjusted net income from continuing operations divided by the weighted average diluted shares outstanding in the reporting period.

Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment from continuing operations.

Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations. Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and, (2) net cash provided by (used in) operating activities from discontinued operations.

The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the company’s financial and operating performance and compare the Company’s performance to its peer companies, which utilize similar non-GAAP measures in their presentations. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.

The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.

We use, and we believe investors and analysts use, Free Cash Flow and Adjusted Free Cash Flow as supplemental measures to analyze cash flows generated from our operations because we believe it is useful to investors in evaluating our ability to fund distributions paid to noncontrolling interests, acquisitions, purchasing equity interests in joint ventures or repaying debt.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in our financial statements, they do not provide a complete measure of our operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not account for other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

A reconciliation of Adjusted EBITDA to net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, is set forth in Table #1 below for the three and nine months ended September 30, 2016 and 2015. A reconciliation of Adjusted net income from continuing operations to net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, is set forth in Table #2 below for the three and nine months ended September 30, 2016 and 2015. A reconciliation of Free Cash Flow and Adjusted Free Cash Flow to net cash provided by (used in) operating activities, the most comparable GAAP measure, is set forth in Table #3 below for the three and nine months ended September 30, 2016 and 2015.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #1 – Reconciliation of Adjusted EBITDA to Net Income Available

(Loss Attributable) to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

(Dollars in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(8)	$(29)	$(113)	$(43)
Less: Net income attributable to noncontrolling interests	(88)	(57)	(266)	(119)
Net income (loss) from discontinued operations, net of tax	1	(1)	(5)	(1)

Net income (loss) from continuing operations	79	29	158	77
Income tax benefit (expense)	(10)	(11)	(61)	—
Investment earnings (losses)	(1)	1	2	—
Interest expense	(243)	(248)	(730)	(664)

Operating income	333	287	947	741
Litigation and investigation costs	(4)	(50)	(291)	(67)
Gains on sales, consolidation and deconsolidation of facilities	3	—	151	—
Impairment and restructuring charges, and acquisition-related costs	(31)	(44)	(81)	(266)
Depreciation and amortization	(205)	(185)	(632)	(589)

Adjusted EBITDA	$570	$566	$1,800	$1,663

Net operating revenues	$4,849	$4,692	$14,761	$13,608

Net loss from continuing operations as a % of operating revenues	(0.2)%	(0.6)%	(0.7)%	(0.3)%
Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	11.8%	12.1%	12.2%	12.2%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #2 – Pre-Tax, After-Tax and Earnings Per Share Impact of Certain Items

on Continuing Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in millions except per share amounts)	September 30,		September 30,
	2016	2015	2016	2015
	(Expense) Income
Adjustments to calculate Adjusted Diluted EPS
Impairment and restructuring charges, and acquisition-related costs	$(31)	$(44)	$(81)	$(266)
Litigation and investigation costs	(4)	(50)	(291)	(67)
Gain on sales, consolidation and deconsolidation of facilities	3	—	151	—

Pre-tax impact	$(32)	$(94)	$(221)	$(333)

Tax impact of above items	$8	$36	$33	$118

Total after-tax impact	$(24)	$(58)	$(188)	$(215)
Noncontrolling interests impact	(1)	—	(19)	—

Total income (loss) from items above	$(25)	$(58)	$(207)	$(215)

Net income available (loss attributable) to common shareholders	$(8)	$(29)	$(113)	$(43)
Less net income (loss) discontinued operations, net of tax	1	(1)	(5)	(1)

Net income (loss) from continuing operations, net of tax	$(9)	$(28)	$(108)	$(42)
Net loss (income) from adjustments above	25	58	207	215

Adjusted net income (loss) from continuing operations	$16	$30	$99	$173

Weighted average dilutive shares outstanding (in thousands)	100,978	102,037	100,680	101,609
Diluted earnings per share from continuing operations	$(0.09)	$(0.28)	$(1.09)	$(0.42)
Adjusted diluted EPS from continuing operations	$0.16	$0.29	$0.98	$1.70

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #3 – Reconciliations of Free Cash Flow and Adjusted Free Cash Flow

(Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30,		September 30,
	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$269	$482	$851	$835
Purchases of property and equipment	(201)	(207)	(614)	(566)

Free cash flow	$68	$275	$237	$269

Net cash provided by (used in) investing activities	$(204)	$(287)	$(150)	$(1,272)
Net cash provided by (used in) financing activities	$(72)	$(44)	$(408)	$694
Net cash provided by (used in) operating activities	$269	$482	$851	$835
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(33)	(71)	(132)	(157)
Net cash provided by (used in) operating activities from discontinued operations	1	(10)	1	(18)

Adjusted net cash provided by operating activities – continuing operations	301	563	982	1,010
Purchases of property and equipment – continuing operations	(201)	(207)	(614)	(566)

Adjusted free cash flow – continuing operations	$100	$356	$368	$444

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #4 – Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

(Dollars in millions)	Q4 2016		2016
	Low	High	Low	High
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$4	$14	$(109)	$(99)
Less: Net (income) loss attributable to noncontrolling interests	(94)	(114)	(360)	(380)
Net loss from discontinued operations, net of tax	(5)	—	(10)	(5)

Income from continuing operations	103	128	261	286
Income tax expense	(49)	(54)	(110)	(115)

Income from continuing operations, before income taxes	152	182	371	401
Investment earnings	—	—	2	2
Interest expense	(240)	(250)	(970)	(980)

Operating income	392	432	1,339	1,379
Gains on sales, consolidation and deconsolidation of facilities(a)	—	—	151	151
Impairment and restructuring charges, acquisition-related costs and litigation costs and settlements(a)	—	—	(372)	(372)
Depreciation and amortization	(208)	(218)	(840)	(850)

Adjusted EBITDA	$600	$650	$2,400	$2,450

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	12.3%	12.9%	12.2%	12.4%
Net income (loss) from continuing operations	$9	$14	$(99)	$(94)
Net income (loss) from continuing operations as a % of operating revenues	0.2%	0.3%	(0.5)%	(0.5)%

Net operating revenues	$4,889	$5,039	$19,650	$19,800

Adjusted EBITDA	$600	$650	$2,400	$2,450
Depreciation and amortization	(208)	(218)	(840)	(850)
Investment Earnings	—	—	2	2
Interest expense	(240)	(250)	(970)	(980)

Adjusted income from continuing operations before income taxes	152	182	592	622
Income tax expense	(41)	(46)	(135)	(140)

Adjusted income from continuing operations	111	136	457	482
Net income attributable to noncontrolling interests	(94)	(114)	(340)	(360)

Adjusted net income attributable to common shareholders	$17	$22	$117	$122

Basic weighted average shares outstanding	100	100	99	99
Fully diluted weighted average shares outstanding (in millions)	102	102	101	101
Diluted earnings per share from continuing operations	$0.09	$0.14	$(1.00)	$(0.95)
Adjusted diluted earnings per share from continuing operations	$0.17	$0.22	$1.16	$1.21

(a)	Company does not forecast impairment and restructuring charges, acquisition-related costs and litigation costs and settlements and gains on sales, consolidation and deconsolidation of facilities because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #5 – Reconciliation of Outlook Adjusted Free Cash Flow

for the Year Ending December 31, 2016

(Dollars in millions)	2016
	Low	High
Net cash provided by operating activities	$1,163	$1,323
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(a)	(132)	(132)
Net cash provided by (used in) operating activities from discontinued operations, excluding income taxes	(5)	5

Adjusted net cash provided by operating activities – continuing operations	$1,300	$1,450
Purchases of property and equipment – continuing operations	(900)	(850)

Adjusted free cash flow – continuing operations	$400	$600

(a)	Company does not forecast restructuring charges, acquisition-related costs and litigation costs and settlements because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items may be indeterminable at the time the Company provides its financial Outlook.